SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 2, 2016

Bigfoot Project Investments Inc.

 (Exact name of Company as specified in its charter)

Nevada	333-209509	45-3942184
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
Bigfoot Project Investments, Inc. 570 El Camino Real NR-150 Redwood City, CA 94063
(Address of principal executive offices)
(415) 518-8494
(Company’s Telephone Number) With a copy to the Company’s legal counsel: Blair Krueger, Esq. Krueger LLP 7486 La Jolla Boulevard La Jolla, California 92037 (858) 405-7385

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

        . Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

        . Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

        . Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

        . Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Bigfoot Project Investments Inc.

Form 8-K

Current Report

Item 1.01 Entry into a Material Definitive Agreement.

Advisory Agreements with Surf Financial Group, LLC (“Surf”) and William Hiney (“Hiney”)

On April 28, 2016, the Company entered into two separate agreements with Surf and Hiney (collectively, the “Advisors”) to provide advisory services to the Company.  Compensation under each agreement was contingent upon each Advisor’s performance for an initial six-month period expiring on October 27, 2016 (the “Initial Contingency Period”).

Specifically, under each agreement, respectively, Surf and Hiney were required to provide management consulting, business development services, strategic planning, marketing and public relations.  During the initial six-month contingent period, each Advisor was required to provide its or his best efforts to provide the advisory services described in each agreement; otherwise, the Company in its sole and absolute discretion could unilaterally cancel the agreements at the end of the Initial Contingency Period and each agreement would be automatically null and void thereby terminating entirely the Advisors’ right to compensation.  As compensation, the Company issued to the Advisors 4,000,000 shares and 1,000,000 shares, respectively, of restricted common stock, subject to rescission and redemption at the end of the Initial Contingency Period by the Company.  The Board of the Company elected not to terminate the agreements as the Advisors had performed their obligations during the Initial Contingency Period.

Item 4.01. Changes in Registrant’s Certifying Accountant.

Previous independent registered public accounting firm; engagement of new independent accountant

(i)

On July 27, 2016, Bigfoot Project Investments Inc. (the “Company”) filed a Form 8-K announcing that, effective as of June 21, 2016, Anton & Chia LLP (the “Former Accountant”) resigned as the independent registered public accounting firm of the Company.

(ii)

The Company’s Board of Directors participated in and approved the decision to accept the Former Accountant’s resignation. On October 27, 2016, the Company engaged its new auditor, MaloneBailey, LLP, Houston, Texas.

Item 9.01 Financial Statements And Exhibits

Exhibit 10.1 – Agreement between the Company and Surf

Exhibit 10.2 – Agreement between the Company and Hiney

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bigfoot Project Investments, Inc.
Date: November 2, 2016	By: /s/ Tom Biscardi
Tom Biscardi
Chairman of the Board of Directors